EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements have been prepared to reflect the October 1, 2011 sale of ALG, Inc. (ALG) to TrueCar, Inc (TrueCar) (the “Sale”) as described in Item 2.01 of the Current Report on Form 8-K.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 are based on the DealerTrack Holdings, Inc. (“DealerTrack” or the “company”) historical consolidated statements of operations, and gives effect to the sale as if it had occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 is based on DealerTrack’s historical balance sheet as of that date, and gives effect to the sale as if it had occurred on June 30, 2011.

The unaudited pro forma condensed consolidated financial statements presented below are based on the assumptions and adjustments set forth in the notes to such information. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma condensed consolidated financial statements were directly attributable to the transaction, are factually supportable, are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the sale actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 18, 2011, and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011 filed on August 9, 2011.

DEALERTRACK HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	DealerTrack June 30, 2011 (Note 2)	ALG June 30, 2011 (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$70,061	$–	$(7,500)	(a)(1)	$62,561
Investments	655	–	5,500	(a)(2)	6,155
Accounts receivable, net of allowances	37,127	(1,574)	–		35,553
Customer funds	2,960	–	–		2,960
Customer funds receivable	13,593	–	–		13,593
Prepaid expenses and other current assets	27,693	(191)	–		27,502
Total current assets	152,089	(1,765)	(2,000)		148,324
Investments – long-term	–	–	82,500	(a)(3)	82,500
Property and equipment, net	21,532	(243)	–		21,289
Software and website development costs, net	34,505	(1,349)	–		33,156
Intangible assets, net	95,026	(2,704)	5,400	(a)(4)	97,722
Goodwill	211,937	(32,558)	–		179,379
Deferred tax assets – long-term	26,357	–	6,555	(b)	32,912
Other assets – long-term	12,409	(33)	–		12,376

Total assets	$553,855	$(38,652)	$92,455		$607,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,721	$(23)	$2,547	(c)	$7,245
Accrued liabilities - other	27,712	(570)	1,076	(d)	28,218
Customer fund payable	16,553	–	–		16,553
Deferred revenue	7,810	(304)	–		7,506
Capital leases payable	359	–	–		359
Total current liabilities	57,155	(897)	3,623		59,881
Capital leases payable – long-term	173	–	–		173
Deferred tax liabilities – long-term	38,691	(3,400)	17,309	(e)	52,600
Deferred revenue – long-term	5,387	(11)	–		5,376
Other liabilities – long-term	3,166	(52)	–		3,114
Total liabilities	104,572	(4,360)	20,932		121,144
Stockholders’ equity	449,283	(34,292)	71,523	(f)	486,514

Total liabilities and stockholders’ equity	$553,855	$(38,652)	$92,455		$607,658

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

DEALERTRACK HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	DealerTrack Six Months Ended June 30, 2011 (Note 2)	ALG Six Months Ended June 30, 2011 (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma Adjusted
	(In thousands, except share and per share data)
Revenue
Net Revenue	$166,242	$(4,928)	$1,000	(g)	$162,314
Operating expenses:
Cost of revenue	91,906	(2,951)	665	(h)	89,620
Product development	7,242	(66)	–		7,176
Selling, general and administration	62,234	(977)	(136)	(i)	61,121

Total operating expenses	161,382	(3,994)	529		157,917

Income (loss) from operations	4,860	(934)	471		4,397
Interest and other income	188	–	–		188
Interest expense	(244)	–	–		(244)
Other income	266				266
Realized gain on securities	409	–	–		409
Income (loss) before benefit from (provision for) income taxes	5,479	(934)	471		5,016
Benefit from (provision for)income taxes, net	21,415	111	(180)	(j)	21,346

Net income (loss)	$26,894	$(823)	$291		$26,362

Basic net income per share:	$0.66				$0.64

Diluted net income per share:	$0.64				$0.62

Shares Used in the Calculation of Net Income Per Share:
Basic	41,035,681				41,035,681
Diluted	42,279,986				42,279,986

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

DEALERTRACK HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	DealerTrack Year Ended December 31, 2010 (Note 2)	ALG Year Ended December 31, 2010 (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma Adjusted
	(In thousands, except share and per share data)
Revenue
Net Revenue	$243,826	$(8,574)	$2,000	(g)	$237,252
Operating expenses:
Cost of revenue	124,070	(5,932)	1,330	(k)	119,468
Product development	13,386	(226)	–		13,160
Selling, general and administration	105,715	(1,891)	–		103,824

Total operating expenses	243,171	(8,049)	1,330		236,452

Income (loss) from operations	655	(525)	670		800
Interest and other income	525	–	–		525
Interest expense	(175)	68	–		(107)
Other income	1,177	–	–		1,177
Realized gain on securities	5822	––	––		5822
Income (loss) before (provision for) benefit from income taxes	2,764	(457)	670		2,977
(Provision for) benefit from income taxes, net	(30,597)	3,623	(252)	(l)	(27,226)

Net (loss) income	$(27,833)	$3,166	$418		$(24,249)

Basic net lossper share:	$(0.69)				$(0.60)

Diluted net loss per share:	$(0.69)				$(0.60)

Shares Used in the Calculation of Net LossPer Share:
Basic	40,322,939				40,322,939
Diluted	40,322,939				40,322,939

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

DEALERTRACK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1.    Summary of Transaction

On October 1, 2011, we sold our wholly owned subsidiary, ALG, to TrueCar.  In connection with the sale, we have entered into additional commercial arrangements with TrueCar, including a perpetual, royalty-free license for the use of certain ALG intellectual property and data in our products and services and commercial arrangements for TrueCar’s use of certain DealerTrack and Chrome intellectual property in TrueCar and ALG’s products and services.

The transaction is structured as a tax-free reorganization, and in consideration for the sale of ALG, we will receive a 15.0 percent equity interest in TrueCar and warrants to increase our ownership interest to up to 19.9 percent, which will be accounted for as a cost method investment. As a result of continuing cash flows, the sale is not being treated as a discontinued operation.

2.    DealerTrack Balance Sheet and Statements of Operations

Amounts derived from the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011, filed on August 9, 2011, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 18, 2011.

3.    ALG, Inc. Balance Sheet and Statements of Operations

The ALG columns in the unaudited pro forma condensed consolidated financial statements represents the historical financial results of the company’s ALG business and reflects the elimination of the results of operations, assets, liabilities and equity amounts associated with sale of ALG, including intercompany accounts and the allocation of goodwill related to ALG.

4.     Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	To record the sale of ALG as if the transaction occurred on June 30, 2011 including the following components (in thousands):

(1) To record cash paid for investment in TrueCar.	$(7,500)

(2) To record warrants received at the preliminary estimate of fair value.	5,500

(3) To record total investment in TrueCar.	82,500

(4) To record perpetual, royalty-free data license at the preliminary estimate of fair value.	5,400

(b)	To record deferred tax asset valuation allowance adjustment as a result of the deferred tax liabilities generated from the sale.

(c)	To record an accrual for unpaid professional fees related to the sale as if the transaction occurred on June 30, 2011.

(d)	To record impact to current taxes payable at an effective tax rate of 37.7%.

(e)	To record deferred tax liabilities resulting from the transaction.

(f)	The components of pro forma adjustment (f) are as follows (in thousands):

To record the estimated gain on the sale.	$52,276
To record the elimination of our investment in ALG.	33,624
To record tax impact of sale.	(11,830)
To record an accrual for unpaid professional fees related to the sale as if the transaction occurred on June 30, 2011.	(2,547)
Total of pro forma adjustment (f)	$71,523

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(g)	To record revenue expected from the commercial arrangements related to ALG. Revenue for other commercial arrangements is not included.

(h)	The components of pro forma adjustment (h) are as follows (in thousands):

To record intangible amortization expense on the perpetual, royalty free data license received by DealerTrack as if the transaction occurred on January 1, 2010. The preliminary estimate of fair value of the license was determined based upon discounted cash flows and is being amortized straight-line basis over a useful life of five years.	$540
To record costs related to providing services for commercial arrangements in pro forma adjustment (g).	125
Total of pro forma adjustment (h)	$665

(i)	To eliminate non-recurring professional fees expensed in 2011 that related to the sale as if the transaction occurred on January 1, 2010.

(j)	To record the tax effect of pro forma adjustments (g), (h) and (i) at an effective tax rate of 38.3%.

(k)	The components of pro forma adjustment (k) are as follows (in thousands):

To record intangible amortization expense on the perpetual, royalty free data license received by DealerTrack as if the transaction occurred on January 1, 2010. The preliminary estimate of fair value of the license was determined based upon discounted cash flows and is being amortized straight-line basis over a useful life of five years.	$1,080
To record costs related to providing services for commercial arrangements in pro forma adjustment (g).	250
Total of pro forma adjustment (k)	$1,330

(l)	To record the tax effect of pro forma adjustment (g) and (k)at an effective tax rate of 37.6%.